EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Media Relations	Investor Relations
Lucy Millington	Karin Cellupica
978-614-8240	978-614-8615
lmillington@sonusnet.com	kcellupica@sonusnet.com

Matthew Sherman / Jaime Wert

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

msherman@joelefrank.com / jwert@joelefrank.com

SONUS NETWORKS ANNOUNCES CORPORATE GOVERNANCE CHANGES

•                  Announces intent to declassify Board of Directors

•                  Company separates role of Chairman and CEO

•                  Howard Janzen appointed non-executive Chairman

•                  Edward Anderson retires as member of Board

WESTFORD, MA, December 29, 2008 – Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, announced today that its Board of Directors has undertaken measures intended to strengthen its corporate governance policies.  In furtherance of such measures, the Company announced that it intends to seek stockholder approval of a proposal to declassify its Board at the 2009 Annual Meeting of Stockholders.  The exact terms of the proposal, including the period over which such declassification will occur, will be determined in the future and described in the Company’s proxy materials relating to its 2009 Annual Meeting.

The Company also announced that it has formally separated the roles of Chairman and CEO, and appointed director Howard E. Janzen as non-executive Chairman of the Board, effective immediately.  Mr. Janzen, 54, has been a director since January 2006 and currently serves as Chief Executive Officer and a director of One

Communications, a supplier of integrated advanced telecommunications solutions to businesses.

In addition, the Company announced that Edward T. Anderson has retired from the Board of Directors, effective immediately.  “Since November 1997, Ed has provided the Company with valuable advice through its various stages of development.  We thank him for his many years of dedicated service,” said Mr. Janzen.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry.  Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.